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                                                              Exhibit 3(b)

                  BY-LAWS of Franklin Discount Company

                                  NAME

     The name of this corporation shall be FRANKLIN DISCOUNT COMPANY.

                                OFFICES

     The principal office of the corporation shall be in Toccoa, Georgia, but the corporation may have offices at such other places as the business of the corporation may require.

                                  SEAL

     The corporate seal shall have inscribed thereon the words "Franklin Discount Company, Toccoa, Georgia Seal" to be impressed. An impression of said seal is impressed on the margin of this page.

                        MEETINGS OF STOCKHOLDERS

     All meetings of stockholders shall be held at the office of the corporation in Toccoa, Georgia.

     The annual meeting of the stockholders shall be held on the second Tuesday in September of each year at eight o'clock in the evening at which time the stockholders shall elect a board of directors and transact such other business as may properly be brought before the meeting.

     The holders of a majority of the common stock issued and outstanding, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of stockholders for the transaction of business. Each stockholder shall have one vote for each share of stock registered in his name on the book of the corporation.

     Written notice of the annual meeting shall be mailed to each stockholder at such address as appears on the stock book of the corporation at least ten days prior to the meeting.

     Special meetings of the stockholders for any purpose or purposes may be called by the President, and shall be called by the President or Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Business transacted at all special meetings shall be confined to the objects stated in the call.

     Written notice of a special meeting of stockholders stating the time, place, and object thereof, shall be mailed at least ten days before such meeting to each stockholder at such address as appears on the books of the corporation.
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                               DIRECTORS

     The business of this corporation shall be directed by the board of directors, a minimum of three and a maximum of fifteen in number.
Directors need not be stockholders. They shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.

     The board of directors shall have all such powers as may be exercised by the corporation subject to the provisions of the statute, the certificate of incorporation and the by-laws, it being intended specifically to incorporate herein the powers expressly conferred upon the board of directors in the certificate of incorporation. All such powers as are expressly conferred upon the board of directors shall be construed to be in furtherance and not in limitation of the powers conferred by law.

     All meetings of the directors shall be held at the office of the corporation in Toccoa, Georgia.

     If the office of any director or directors shall become vacant by reason of death, resignation, retirement, removal from office, or otherwise, the remaining directors, though less than a quorum, shall choose a successor or successors who shall hold office until the next annual meeting of the stockholder, unless sooner displaced.

                       COMPENSATION OF DIRECTORS

     Directors, as such, shall not receive any stated salary for their service, but by resolution of the board a fixed sum for expenses of attendance may be allowed; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                         MEETINGS OF DIRECTORS

     Immediately after each annual election of directors, the newly-elected directors shall meet for the purpose of organizing and election of officers, and the transaction of other business. If a majority of the directors shall be present at such time no prior notice of such meeting shall be required to be given to the directors; or they may meet at such time as shall be fixed by the consent in writing of all the directors.

     Special meetings of the board may be called by the president on two days' notice to each director, either personally or by mail. Special meetings shall be called by the president or secretary in like manner on the written request of a majority of the directors.

     At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise provided by statute or by these by-laws.

                                OFFICERS

     The officers of the corporation shall be chosen by the directors, and shall be a President, a Vice President, and a Secretary-Treasurer. The board of directors may choose a Secretary and a Treasurer instead of one person as Secretary-Treasurer. They may also choose other Vice Presidents, Assistant Secretaries and Assistant Treasurers. It is not required that any officer of this corporation be a director or a stockholder.
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     The board may appoint or choose such other officers and agents as it shall deem necessary, and all officers chosen by the board shall hold office for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     The salaries of all officers of the corporation shall be fixed by the board of directors.

     The officers of the corporation shall hold office until their successors are chosen and qualify in their stead.

                     PRESIDENT AND VICE PRESIDENT

     The president shall preside at all meetings of the stockholders and of the board of directors. He shall sign all certificates of stock and all notes, debentures, and obligations of the corporation unless otherwise directed by the board of directors. He shall sign all contracts and instruments authorized by the board of directors, and generally shall perform all duties usually incumbent upon the president of a corporation. He shall make annual reports of the condition of the company to the stockholders and to the directors at their annual meetings.

     The vice president shall perform all the duties of the president in his absence, and such other duties as may be required of him by the board of directors.

                          SECRETARY-TREASURER

     The Board of Directors may choose one person to perform the duties of the Secretary and of the Treasurer, or it may choose one person to serve as Secretary and another as Treasurer. In the event it is one person, then that person may be referred to as Secretary, or as Treasurer, or as Secretary-Treasurer.

     The secretary shall have care and custody of the books of the corporation, give the necessary notices of all meetings of the stockholders and directors, and keep the minutes of such meetings. He shall have custody of the seal of the corporation and shall affix it to all instruments requiring a seal, when authorized by the board of directors. He shall keep such other books and minutes and perform all such other duties as may be assigned to him by the board of directors or the president.

     The treasurer shall receive and have custody of all moneys and securities of the corporation, shall pay such dividends as may be declared from time to time by the board of directors, and do and perform all such other duties as may be required of him by the board of directors, and such other duties as usually devolve upon such officers. He shall deposit funds to the credit of the company in such banks as the board of directors shall direct, and shall disburse said funds under the direction of the president. He shall sign all stock certificates and evidences of indebtedness when signed by the president.

     The Board may elect an assistant secretary, assistant treasurer, or assistant secretary-treasurer, in which event he shall be authorized to perform any of the duties or responsibilities set forth above for the officer he is assistant to.

                             CAPITAL STOCK

     Certificates of stock shall be issued, in the manner prescribed by law, to each stockholder showing the number of shares to which he is entitled. Each certificate shall be signed by the president or vice president and by the treasurer or an assistant treasurer, and shall have the corporate seal impressed thereon.

     Stock shall be transferable only by entry upon the books of the corporation upon surrender of the outstanding certificate with the assignment thereof duly recorded and executed.
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                               DIVIDENDS

     Dividends may be declared and paid out of the profits of the corporation as often and at such times as the directors may determine. These dividends may be paid out of the surplus of earnings retained from previous years.

                                PURPOSES

     The purpose of the corporation is to engage in the consumer finance business and such other businesses as the board of directors may from time to time determine, for the pecuniary gain of its stockholders.

                               AMENDMENTS

     These by-laws may be amended or additional by-laws adopted by a majority vote at any meeting of the stockholders in the notice of which the proposed amendment or new by-laws shall be set forth at large.

(Adopted by Stockholders November 8, 1967)



                          AMENDMENT TO BY-LAWS

1. Amend Section of By-Laws entitled "DIRECTORS" by adding the following paragraph:

               "The directors shall elect a Chairman from among their membership who shall preside at all meetings of the Board of Directors."

2. Amend Section of By-Laws entitled "PRESIDENT AND VICE PRESIDENT" by placing a period after the word "stockholders" and deleting the words "and of the Board of Directors" in the first sentence.

(Adopted by Stockholders February 23, 1972)




                             AMENDMENT 2

     Strike and revoke Amendment 1 which was adopted on February 23, 1972, and substitute in its stead the following:

     1. Amend the section entitled "OFFICERS" by striking the first paragraph in its entirety and putting in place thereof the following paragraph, to-wit:

                                OFFICERS

          The officers of the Corporation shall consist of a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary and a Treasurer. The offices of Secretary and Treasurer may be held by one person. The officers shall be elected by the Directors and each officer shall hold office for the term to which he is elected and until his successor has been elected or appointed or until his earlier resignation, removal from office, death or incapacity to serve.
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     2.   Amend the By-Laws by adding a new section entitled
          "CHAIRMAN OF THE BOARD" following the section on "OFFICERS" which will read as follows:

                         CHAIRMAN OF THE BOARD

          The Directors shall elect a Chairman from among their membership and the Chairman of the Board shall preside at all meetings of the Board of Directors and of the Shareholders, and shall be an ex-officio member of all standing committees and shall preside at meetings of such committees unless the Board of Directors, in constituting such committees, shall designate or elect some other person to be the chairman thereof. The Chairman of the Board shall also have such other duties and exercise such other powers as the Board of Directors shall designate.

     3.   Amend section entitled "PRESIDENT AND VICE
          PRESIDENT" by removing both paragraphs and placing in their stead the following:

         PRESIDENT, EXECUTIVE VICE PRESIDENT AND VICE PRESIDENT

          The President, Executive Vice President and Vice Presidents shall have such duties as the Board of Directors shall designate from time to time. The President, Executive Vice President or a Vice President may sign notes, debentures, contracts or other obligations of the Corporation when required to carry out their duties as designated by the Board of Directors.
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